UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2015

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 7, 2015, Talmer Bancorp, Inc. and First of Huron Corp. issued a joint press release announcing that the companies expect the previously announced merger transaction will close on February 6, 2015, subject to the satisfaction of the remaining closing conditions set fort in the merger agreement.  The companies further announced that First of Huron Corp. shareholders previously approved the merger in December 2014 and that all required regulatory approvals for the merger of First of Huron Corp. with and into Talmer Bancorp, Inc. have been received.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

Some of the statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected timing of the completion of the merger.  These forward looking statements are subject to risks, uncertainties and other factors, such as the inability to meet certain closing terms and conditions,  as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in Talmer Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date of this Form 8-K.  Talmer Bancorp, Inc. undertakes no duty to update any forward-looking statement made herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated January 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: January 7, 2015	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer